Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
                                                Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

          WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER 2005 RESULTS

      North Andover, MA...February 7, 2006. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter ended December 31, 2005. Sales were $244,407,000, an increase of $23,001,000, or 10%, compared to the fourth quarter of 2004. Net income for the fourth quarter ended December 31, 2005 was $14,960,000, or $0.45 per share, which includes a loss from discontinued operations of $236,000, or $0.01 per share, versus net income of $8,161,000, or $0.25 per share, which included a loss from discontinued operations of $1,688,000, or $0.05 per share, for the fourth quarter of 2004. Income from continuing operations for the fourth quarter ended December 31, 2005 increased by $5,347,000, or 54%, to $15,196,000, or $0.46 per share, compared to income from continuing operations for the fourth quarter of 2004 of $9,849,000, or $0.30 per share. Net income and income from continuing operations in 2004 included a charge of $2,289,000 or $0.07 per share that corrected certain accrued expenses.

      Costs incurred for our manufacturing restructuring plan, net of tax, in the fourth quarters of 2005 and 2004 were $241,000, or $0.01 per share, and $408,000, or $0.01 per share, respectively.

      Sales for the year ended December 31, 2005 were $924,346,000, an increase of $99,788,000, or 12%, compared to the year ended December 31, 2004. Net income for the year ended December 31, 2005, was $54,599,000, or $1.66 per share, which includes a loss from discontinued operations of $421,000, or $0.01 per share, versus net income of $46,820,000, or $1.43 per share, which included a loss from discontinued operations of $1,918,000, or $0.06 per share, for the year ended December 31, 2004. Income from continuing operations increased $6,282,000, or 13%, to $55,020,000, or $1.67 per share, for the year ended December 31, 2005 compared to income from continuing operations of $48,738,000, or $1.49 per share, for the previous year.

      Costs incurred for our manufacturing restructuring plan, net of tax, for the years ended 2005 and 2004 were $1,633,000, or $0.05 per share, and $1,825,000, or $0.06 per share, respectively.

      The overall increase in fourth quarter sales was achieved by internal growth and contributions from acquired companies, offset by an adverse change in foreign exchange rates. Organic growth was 7% and contributed $14,924,000; acquisitions contributed 6% or $14,163,000 and a net unfavorable foreign exchange movement primarily due to the euro devaluation against the dollar, negatively impacted sales by 3% or $6,086,000. Acquired growth was attributable to the December 2005 acquisitions of Core Industries Inc. (Febco, Mueller Specialty Steam and Polyjet Valves product lines) and Dormont Manufacturing Company, the November 2005 acquisition of Flexflow Tubing LLP, the July 2005 acquisitions of the water connecter business of the Donald E. Savard Company and Microflex N.V., the June 2005 acquisition of the water softener business of Alamo Water Refiners, Inc., the May 2005 acquisition of Electro Controls Ltd., and the January 2005 acquisitions of HF Scientific, Inc. and Sea Tech, Inc.

      North American segment sales increased for the fourth quarter ended December 31, 2005 by 14% to $165,315,000 compared to $144,972,000 for the prior year. This increase in North American sales was achieved through internal sales growth of $9,120,000, the inclusion of sales from the acquisitions of Core Industries Inc., Dormont Manufacturing Company, Flexflow Tubing LLP, the water connecter business of the Donald E. Savard Company, the water softener business of Alamo Water Refiners, Inc., HF Scientific, Inc. and Sea Tech, Inc. totaling $10,714,000, and $509,000 due to favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar.

      Organic sales in the North American wholesale market increased 7% over the fourth quarter of 2004. This increase was led by increased sales of backflow prevention units, as well as strength in the plumbing and under-floor radiant heating product lines. Internal sales growth in the North American home improvement retail market was 5% for the fourth quarter of 2005 over the fourth quarter of 2004.

      Foreign sales accounted for 38% of total sales for the fourth quarter of 2005, with 29% generated by Europe, 6% from Canada and 3% from China.

      European sales increased $888,000, or 1%, to $70,722,000 compared to the fourth quarter of 2004. Internal growth of 6%, or $4,231,000, and acquired growth of 5%, or $3,449,000, were almost completely offset by an unfavorable foreign exchange movement associated with the weakening of the euro versus the US dollar of $6,792,000. The acquired growth is due to the inclusion of the acquired sales of Microflex N.V. and Electro Controls Ltd. Europe experienced increased market share gains in Germany due to increased marketing and sales efforts and increased sales into the Eastern European wholesale market, offset by decreased sales in the OEM market primarily due to the weak economic environments.

      China's sales increased $1,770,000, or 27%, to $8,370,000 compared to the fourth quarter of 2004. Internal growth was $1,573,000, or 24%, and was augmented by a favorable foreign currency movement of approximately 3% as the yuan strengthened against the U.S. dollar. Sales increased into the domestic Chinese marketplace with some softening of third-party export sales.

      Operating income in the quarter ended December 31, 2005 increased by $9,914,000, or 61%, to $26,139,000 as compared to $16,225,000 in 2004. Operating income in the fourth quarter of 2004 included a pre-tax charge of $4,258,000 that corrected certain accrued expenses. Internal growth provided 50%, or $5,008,000, of the quarter-on-quarter operating income growth with positive performances from each region. Acquisitions provided $1,057,000, or 11%, of the increase with negative foreign exchange movements and reduced quarter-on-quarter restructuring costs making up the remainder. Operating margin was 10.7% for the quarter ended December 31, 2005 versus 9.3%, adjusted for the pre-tax charge above, for the quarter ended December 31, 2004. Sequential operating margin increased from 9.8% for the third quarter ended October 2, 2005 as the Company experienced slightly higher margins and also benefited from reduced insurance and Sarbanes Oxley costs.

      In the quarter ended December 31, 2005, the Company recorded in cost of sales a net pre-tax charge of approximately $111,000 primarily for costs related to European restructuring efforts. Additionally, approximately $267,000 for European severance related charges were charged to selling, general and administrative expenses. Costs related with the Sarbanes-Oxley Act were reduced approximately $1,400,000 from the fourth quarter of 2004.

      The effective tax rate for the fourth quarter of 2005 was 36% compared with 23% in the fourth quarter of 2004. In the fourth quarter of 2004, the Company benefited from previously unrecognized deferred tax assets of approximately $800,000 in China, of which $322,000 related to net operating loss carry forwards. Further, in the fourth quarter of 2004, the Company recorded a benefit for certain state tax credits of $164,000 and recorded a credit of $462,000 as part of accounting corrections made. Earnings mix between periods also contributed to the increase in the effective tax rate in the fourth quarter of 2005.

      The loss from discontinued operations in the fourth quarter of 2005 is comprised of an after-tax charge of $236,000, or $0.01 per share, for costs associated with the James Jones litigation as compared with a loss of $1,688,000, or $0.05 per share, in 2004 which included an after-tax charge of $783,000 for the divestiture of Jameco International, LLC and $905,000 in James Jones-related legal costs.

      The Company generated $51,867,000 in net cash provided from continuing operations for the year ended December 31, 2005 as compared to $40,210,000 for the year ended December 31, 2004. Free cash flow for the year ended December 31, 2005 was $23,449,000 compared with $12,283,000 for the year ended December 31, 2004 (Please refer to Table 1 at the end of this press release for a reconciliation of free cash flow to net cash provided by continuing operations). The Company's net debt to capitalization ratio increased to 33% for the year ended December 31, 2005 from 19% in the prior year as the result of the Company's acquisition program in 2005 which was funded with approximately $153,500,000 in debt financing during the year (Please refer to Table 2 at the end of this press release for a reconciliation of long-term debt (including current portion) to net debt and net debt to capitalization ratio).

      Addressing the results for the fourth quarter, Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with our overall performance in the fourth quarter of 2005. Despite near-record high commodity prices, especially in oil and copper-based raw materials, unfavorable movement in the euro against the dollar and a tepid economic environment throughout much of Europe, we achieved record results for the quarter. All regions delivered solid operational growth in sales and operating income. Our 2005 acquisitions contributed as expected and helped to boost margins, especially in Europe. We continued our program to reduce manufacturing costs by sourcing product from, and consolidating operations into, low-cost areas in an effort to counteract commodity pressure on margins. We have leveraged our balance sheet in order to fund acquisitions, but due to our disciplined approach to growth, we have maintained a conservative capital structure. At December 31, 2005, we maintained approximately $100,000,000 in unused and available funding from our revolving credit facility."

      To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures, such as free cash flow and the net debt to capitalization ratio, that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP items, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for changes in cash and cash equivalents prepared in accordance with GAAP.

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter results for 2005 on Wednesday, February 8, 2006, at 11:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 8, 2007.

      The Company's 2006 Annual Meeting of Stockholders will be held at 10:00 a.m. on Thursday, May 4, 2006 at The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal controls over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                   Fourth Quarter Ended                   Year Ended
                                               -----------------------------     -----------------------------
                                               December 31,     December 31,      December 31,    December 31,
                                                   2005             2004              2005            2004
                                               ------------     ------------     ------------     ------------
STATEMENTS OF INCOME

Net sales .................................    $    244,407     $    221,406     $    924,346     $    824,558

Income from continuing operations .........    $     15,196     $      9,849     $     55,020     $     48,738
Loss from discontinued operations .........            (236)          (1,688)            (421)          (1,918)
                                               ------------     ------------     ------------     ------------
Net income ................................    $     14,960     $      8,161     $     54,599     $     46,820
                                               ============     ============     ============     ============


DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares
& Equivalents .............................          32,990           32,901           33,002           32,719

Income (loss) per Share:
     Continuing operations ................    $       0.46     $       0.30     $       1.67     $       1.49
     Discontinued operations ..............           (0.01)           (0.05)           (0.01)           (0.06)
                                               ------------     ------------     ------------     ------------
     Net income ...........................    $       0.45     $       0.25     $       1.66     $       1.43
                                               ============     ============     ============     ============

Cash dividends per share ..................    $       0.08     $       0.07     $       0.32     $       0.28

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                                           December 31,     December 31,
                                                                                               2005             2004
                                                                                           ------------     ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents .........................................................    $     45,758     $     65,913
    Investment securities .............................................................              --           26,600
    Trade accounts receivable, less allowance for doubtful accounts of
       $9,296 in 2005 and $7,551 in 2004 ..............................................         177,364          150,073
    Inventories, net:
       Raw materials ..................................................................          84,087           61,250
       Work in process ................................................................          23,126           28,020
       Finished goods .................................................................         135,624          115,779
                                                                                           ------------     ------------
          Total Inventories ...........................................................         242,837          205,049
    Prepaid expenses and other assets .................................................          25,361           10,786
    Deferred income taxes .............................................................          27,540           27,463
    Assets of discontinued operations .................................................           9,555           10,227
                                                                                           ------------     ------------
       Total Current Assets ...........................................................         528,415          496,111
                                                                                           ------------     ------------
PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment, at cost ............................................         328,812          321,655
    Accumulated depreciation ..........................................................        (163,813)        (170,966)
                                                                                           ------------     ------------
       Property, plant and equipment, net .............................................         164,999          150,689
                                                                                           ------------     ------------
OTHER ASSETS:
    Goodwill ..........................................................................         296,636          226,178
    Other .............................................................................         110,920           49,702
                                                                                           ------------     ------------
TOTAL ASSETS ..........................................................................    $  1,100,970     $    922,680
                                                                                           ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable ..................................................................    $     91,053     $     72,038
    Accrued expenses and other liabilities ............................................          67,071           61,736
    Accrued compensation and benefits .................................................          28,496           29,679
    Current portion of long-term debt .................................................          13,635            4,981
    Liabilities of discontinued operations ............................................          23,068           24,303
                                                                                           ------------     ------------
       Total Current Liabilities ......................................................         223,323          192,737
                                                                                           ------------     ------------
LONG-TERM DEBT, NET OF CURRENT PORTION ................................................         293,350          180,562
DEFERRED INCOME TAXES .................................................................          24,803           19,578
OTHER NONCURRENT LIABILITIES ..........................................................          32,187           29,500
MINORITY INTEREST .....................................................................           7,831            7,515
STOCKHOLDERS' EQUITY:
    Preferred Stock, $.10 par value; 5,000,000 shares authorized;
       no shares issued or outstanding ................................................              --               --
    Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
       1 vote per share; issued and outstanding: 25,205,210 shares in 2005
       and 25,049,338 shares in 2004 ..................................................           2,521            2,505
    Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
       10 votes per share; issued and outstanding: 7,343,880 shares in 2005 and 2004 ..             734              734
    Additional paid-in capital ........................................................         144,284          140,172
    Retained earnings .................................................................         368,264          324,145
    Deferred compensation .............................................................          (1,590)          (1,386)
    Accumulated other comprehensive income ............................................           5,263           26,618
                                                                                           ------------     ------------
       Total Stockholders' Equity .....................................................         519,476          492,788
                                                                                           ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................................    $  1,100,970     $    922,680
                                                                                           ============     ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                     Fourth Quarter Ended                     Year Ended
                                                                 -----------------------------     -----------------------------
                                                                 December 31,     December 31,     December 31,     December 31,
                                                                     2005             2004             2005             2004
                                                                 ------------     ------------     ------------     ------------
Net sales ...................................................    $    244,407     $    221,406     $    924,346     $    824,558
Cost of goods sold ..........................................         158,079          145,752          599,644          533,997
                                                                 ------------     ------------     ------------     ------------
    GROSS PROFIT ............................................          86,328           75,654          324,702          290,561
Selling, general & administrative expenses ..................          60,189           59,429          230,147          206,961
                                                                 ------------     ------------     ------------     ------------
    OPERATING INCOME ........................................          26,139           16,225           94,555           83,600
                                                                 ------------     ------------     ------------     ------------
Other (income) expense:
    Interest income .........................................            (351)            (343)          (1,232)          (1,135)
    Interest expense ........................................           2,686            2,634           10,353           10,564
    Minority interest .......................................             107              308              350            1,203
    Other ...................................................            (181)             791             (727)             296
                                                                 ------------     ------------     ------------     ------------
                                                                        2,261            3,390            8,744           10,928
                                                                 ------------     ------------     ------------     ------------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..          23,878           12,835           85,811           72,672
Provision for income taxes ..................................           8,682            2,986           30,791           23,934
                                                                 ------------     ------------     ------------     ------------
    INCOME  FROM CONTINUING OPERATIONS ......................          15,196            9,849           55,020           48,738
Loss from discontinued operations, net of taxes .............            (236)          (1,688)            (421)          (1,918)
                                                                 ------------     ------------     ------------     ------------
    NET INCOME ..............................................    $     14,960     $      8,161     $     54,599     $     46,820
                                                                 ============     ============     ============     ============
BASIC EPS Income (loss) per share:
    Continuing operations ...................................    $       0.47     $       0.30     $       1.69     $       1.51
    Discontinued operations .................................           (0.01)           (0.05)           (0.01)           (0.06)
                                                                 ------------     ------------     ------------     ------------
    NET INCOME ..............................................    $       0.46     $       0.25     $       1.68     $       1.45
                                                                 ============     ============     ============     ============
Weighted average number of shares ...........................          32,547           32,369           32,489           32,276
                                                                 ============     ============     ============     ============
DILUTED EPS Income (loss) per share:
    Continuing operations ...................................    $       0.46     $       0.30     $       1.67     $       1.49
    Discontinued operations .................................           (0.01)           (0.05)           (0.01)           (0.06)
                                                                 ------------     ------------     ------------     ------------
    NET INCOME ..............................................    $       0.45     $       0.25     $       1.66     $       1.43
                                                                 ============     ============     ============     ============
Weighted average number of shares ...........................          32,990           32,901           33,002           32,719
                                                                 ============     ============     ============     ============
     Dividends per share ....................................    $       0.08     $       0.07     $       0.32     $       0.28
                                                                 ============     ============     ============     ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                    Net Sales

                         Fourth Quarter Ended              Year Ended
                      ---------------------------   ---------------------------
                      December 31,   December 31,   December 31,   December 31,
                         2005            2004           2005           2004
                      ------------   ------------   ------------   ------------

North America ......  $    165,315   $    144,972        629,937        545,139
Europe .............        70,722         69,834        266,346        253,234
China ..............         8,370          6,600         28,063         26,185
                      ------------   ------------   ------------   ------------
Total ..............  $    244,407   $    221,406        924,346        824,558
                      ============   ============   ============   ============


                                Operating Income

                         Fourth Quarter Ended              Year Ended
                      ---------------------------   ---------------------------
                      December 31,   December 31,   December 31,   December 31,
                         2005            2004           2005           2004
                      ------------   ------------   ------------   ------------

North America ......  $     21,405   $     13,758         76,757         68,558
Europe .............         8,229          8,137         31,528         31,597
China ..............           983            581          3,533          1,857
Corporate ..........        (4,478)        (6,251)       (17,263)       (18,412)
                      ------------   ------------   ------------   ------------
Total ..............  $     26,139   $     16,225         94,555         83,600
                      ============   ============   ============   ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                                     TABLE 1
 RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
                             (Amounts In Thousands)
                                   (Unaudited)

                                                                            Years Ended
                                                                    ----------------------------
                                                                    December 31,    December 31,
                                                                        2005            2004
                                                                    ------------    ------------

Net cash provided by continuing operations ......................   $     51,867    $     40,210
Less: additions to property, plant, and equipment ...............        (18,590)        (20,999)
Plus: proceeds from the sale of property, plant, and equipment ..            652           2,143
Less: dividends .................................................        (10,480)         (9,071)
                                                                    ------------    ------------
Free cash flow ..................................................   $     23,449    $     12,283
                                                                    ============    ============


                                     TABLE 2
    RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT
                      AND NET DEBT TO CAPITALIZATION RATIO
                             (Amounts In Thousands)
                                   (Unaudited)

                                                          Years Ended
                                                  -----------------------------
                                                  December 31,     December 31,
                                                      2005             2004
                                                  ------------     ------------

Current portion of long-term debt .............   $     13,635     $      4,981
Plus: Long-term debt, net of current portion ..        293,350          180,562
Less: Cash and cash equivalents ...............        (45,758)         (65,913)
                                                  ------------     ------------
Net debt ......................................   $    261,227     $    119,630
                                                  ============     ============

Net debt ......................................   $    261,227     $    119,630
Plus: Total stockholders' equity ..............        519,476          492,788
Plus: Minority interest .......................          7,831            7,515
                                                  ------------     ------------
Capitalization ................................   $    788,534     $    619,933
                                                  ============     ============


Net Debt to Capitalization Ratio ..............             33%              19%
                                                  ============     ============